                                                                 EXHIBIT 10.16



                    ADDENDUM TO THE MASTER LICENSE AGREEMENT



THIS ADDENDUM, made and entered into as of April 15, 1999, supplements and amends the Masters License Agreement between Medical Manager Midwest, Inc. ("Licensor") and MTS, Inc. ("Customer") dated March 5, 1999 (hereinafter the "Original Agreement").

NOW THEREFORE, Licensor and Customer further agree as follows:

1. This Addendum modifies and amends the Original Agreement, revoking portions in whole and in part and creating additional covenants. Wherever discrepancies, modifications or revocations appear, the agreements contained in this Addendum shall prevail, any language in the Original Agreement to the contrary notwithstanding. In all other respects the terms and conditions set forth in the Original Agreement shall continue in full force and effect.

2. Section 1.02 shall be modified by inserting the following underlined language:

     "Customer is a provider of physician practice management and information
                                                              ---------------
     technology services to physicians, clinics, and other medical
     ----------
     practitioners."

3. Section 2.04 shall be modified by inserting the following underlined language:

     "'Customer Practice' means an individual medical practice which is owned or operated or serviced by Customer."
                 --------

4. Section 5.02, Third Party Interfaces, shall be moved in its entirety and renumbered as Section 4.04.

5. Pursuant to Customer's right in Section 13.04, Assignment, Customer hereby assigns the Original Agreement to The TriZetto Group in connection with the sale of substantially all of Customer's assets to the TriZetto Group effective March 26, 1999.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum by a duly authorized representative.


Medical Manager Medwest, Inc            MTS, Inc.

By: /s/ [SIGNATURE ILLEGIBLE]           By: /s/ [SIGNATURE ILLEGIBLE]
    -------------------------               ------------------------------

Title: Vice President                   Title: President
       ----------------------                  ---------------------------

Date: 4-15-99                           Date: 4/15/99
      -----------------------                 ----------------------------

                          [MEDICAL MANAGER LETTERHEAD]




                             THE MEDICAL MANAGER(R)


Date:                           March 1, 1998

Contract No.:                   pr-4544


                                    Between

Licensor Name:                  MEDICAL MANAGER MIDWEST, INC.
Address:                        53702 Generations Drive
                                South Bend, IN 46635
Principal Contact:              Tom Liddell

                                      And

Customer Name:                  MTS, INC.
Address:                        9931 Corporate Service Drive
                                Louisville, KY 40223
Principal Contact:              Gail Knopf


THIS AGREEMENT is entered into as of the date of the last signature hereto (the "Effective Date"), by and between Medical Manager Midwest, Inc., having its principal place of business at 53702 Generations Drive, South Bend, IN 46635 (hereinafter "Licensor"), and the above-named customer (hereinafter "Customer"). In consideration of the premises hereof, and the mutual obligations herein made and undertaken, the parties hereto covenant and agree as follows:

                               I. RECITAL OF FACTS

SECTION 1.01 Licensor is the distributor of a certain computer software program known as THE MEDICAL MANAGER(R) (hereinafter "THE MEDICAL MANAGER" software).

SECTION 1.02 Customer is a provider of physician practice management services to physicians, clinics, and other medical practitioners.

SECTION 1.03 Customer desires to utilize THE MEDICAL MANAGER software to fulfill the patient billing, managed care, and other practice management needs of Customer's practices.

SECTION 1.04 Licensor desires to provide THE MEDICAL MANAGER software and related services to Customer pursuant to the terms and conditions set forth herein.

                                 II. DEFINITIONS

For the purposes of this Agreement, the definitions set forth in this Article II shall apply to the respective italicized terms:

SECTION 2.01 "AGREEMENT" means this Master License Agreement, including any Exhibits attached hereto.

SECTION 2.02 "ANNIVERSARY DATE" means the annual recurrence of the Effective
Date.

SECTION 2.03 "CUSTOM PROGRAMS" means Data Merge Language ("DML") programs developed by Personalized Programming, Inc., ("R&D") or developed by an authorized DML programmer for use exclusively with THE MEDICAL MANAGER software, approved by R&D, and licensed to Customer as described in Exhibit A.

SECTION 2.04 "CUSTOMER PRACTICE" means an individual medical practice which is owned or operated by Customer.

SECTION 2.05 "CUSTOMER PRODUCTS" means one or more combinations of the Software with other services and computer equipment and/or software independently developed or procured by Customer, for use by Customer Practices as an integral part of Customer's management services and not for sub-license or resale.

SECTION 2.06 "DOCUMENTATION" means the printed instructions provided by Licensor, known as The Medical Manager Operators' Guide, Installation & Appendices, Features & Reports, and Report Generator manuals, as well as other materials created by Licensor and provided to Customer, in print form or on diskette, as instructions to or guidelines for use of the Software.

SECTION 2.07 "ERROR" means a defect in the Software that prevents the Software from functioning in substantial conformity with the Documentation.

SECTION 2.08 "FILE SERVER" means a central computer system upon which the Software resides and performs its primary data functions. Individual terminals, PC workstations (using terminal emulation software), and/or X-Window workstations, which are located in the Satellite Site locations, may be linked to the File Server via telecommunications networks or other networks procured and supported by Customer.

SECTION 2.09 "MAINTENANCE MODIFICATION(S)" means computer software changes to be integrated with the Software, generally intended to correct Errors therein, but which do not alter the functionality of the Software or add any new functions or features thereto.

SECTION 2.10 "MARKETING TERRITORY" means the geographical territory within the United States to encompass the USA.

SECTION 2.11 "MASTER TAPE" means a magnetic tape or diskettes containing the non-Serialized version of the Software. Upon Serialization, the Software contained on the Master Tape becomes a fully-operable version of the Software.

SECTION 2.12 "MSO SYSTEM" means THE MEDICAL MANAGER Management Service Organization license which is located on a single File Server with five (5) or more Satellite Sites. The system can be expanded to include multiple servers working in conjunction to provide a flexible application environment for the MSO system.

SECTION 2.13 "NEW PRODUCT" means any Optional Module(s) or other MEDICAL MANAGER software product not duly licensed to Customer as set forth in Exhibit A. The term "New Product" also refers to a New Version of the Software which, in Licensor's reasonable discretion, requires new installation or training and

         (a) the list price of such New Version is substantially higher than the list price of the previous version, or

         (b) the New Version constitutes a major change in the overall underlying data base structure or the overall user interface; or

         (c) additional third party software is incorporated therein as an integral part of such New Version thereby requiring a per site purchase or license of the third party software, or requiring Licensor to pay a royalty therefor.

         (d) increases in current applications are capped at the cost plus annual CPI computation.

SECTION 2.14 "NEW VERSION(S)" means improvements to the Software which create additional features or enhance the value of the Software but which do not constitute a New Product.

SECTION 2.15 "NORMAL BUSINESS HOURS AND SUPPORT" means 7:00 am. to 5:00 p.m. CST, Monday through Friday, excluding Licensor holidays. Support to include 7X24 hour pager support for emergency service.

SECTION 2.16 "OBJECT CODE" means computer programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse assembly, reverse compiling, or reverse engineering.

SECTION 2.17 "OPTIONAL MODULES" or "OPTIONS" means additional functions which need not be present in order for The Medical Manager software to properly operate, but which can be added at Customer's request to any MSO System at an additional cost. Optional Modules are licensed to the MSO System and all Satellite Sites in the MSO System. The Optional Modules included with the Customer's system is described in Exhibit A hereto.

SECTION 2.18 "SATELLITE SITE" means an individual data set in an MSO System which maintains the data files for an individual Customer Practice. The Satellite Site includes the Optional Modules licensed to the MSO System and the number of Users which are Serialized for that Satellite as requested by Customer from the total Users licensed for the MSO System.

SECTION 2.19 "SOFTWARE" means the Object Code of THE MEDICAL MANAGER MSO System computer software and Documentation as described in Exhibit A, including without limitation Optional Modules and Custom Programs licensed to Customer.

SECTION 2.20 "SERIALIZATION" or "SERIALIZE" means the process whereby the practice name is encoded into a unique, secret serial number which thereby limits the usage of the Software to that practice name and the operating system, version, number of Users, and Optional Modules set forth in the Serialization. The Serialization process is the sole property and trade secret of Licensor.

SECTION 2.21 "SOURCE CODE" means THE MEDICAL MANAGER computer programs written in higher-level programming languages, such as C and THE MEDICAL MANAGER Data Merge Language, sometimes accompanied by English language comments. The Source Code is intelligible to trained programmers and may be translated into Object Code for operation on computer equipment through the process of compiling. Specifically excluded from the Source Code are Customer-created report formats, if any, and Customer's data. The Source Code for the Software is the exclusive property and trade secret of R&D.

SECTION 2.22 "USER" means an individual session which is logged on to the Software. The MSO System is licensed with a maximum number of simultaneous Users, and these Users are allocated among the Satellite Sites and Customer's central administration. The number of Users which are Serialized for any Satellite Site data set is the maximum number of simultaneous Users who may log onto that data set (whether logged on from the remote site or the central administrative location). The term, "Standard User," means an additional User for a Satellite Site with the Optional Modules described in Exhibit A.

                         III. LICENSE AND ADMINISTRATION

SECTION 3.01 PURCHASE. Customer agrees to purchase, and Licensor agrees to convey to Customer, the licenses, products and services set forth in this Agreement under the terms and conditions set forth herein. The license fee shall be due in accordance with the payment schedule set forth in Exhibit A. Customer acknowledges that Licensor is assembling a support team to provide Customer with the highest level of service and support for THE MEDICAL MANAGER software, as well as assisting Customer in building its own internal support team for THE MEDICAL MANAGER system. In exchange for these efforts, Customer agrees to exclusively purchase THE MEDICAL MANAGER software, its optional modules and all other software products related to THE MEDICAL MANAGER software, which are proprietary to Licensor or R&D, from Licensor.

SECTION 3.02 GRANT OF LICENSE. Subject to the terms and conditions of this Agreement and receipt by Licensor of the applicable license fee, Licensor grants to Customer, a non-transferable, non-assignable, non-exclusive and indivisible license to use the Software to operate Customer Practices, but not for resale or sub-license to any third party. Pursuant to this grant, Customer shall purchase a separate MSO license for each File Server housing the Software. Each separate MSO license shall be issued under the terms and conditions of this Agreement. The system can be expanded to include multiple servers working in conjunction to provide a flexible application environment for the MSO system. Volume pricing does not start over if additional servers are added.

SECTION 3.03 LICENSED CONFIGURATION.

         (a) Each File Server shall be located in a regional Customer office.

         (b) Each File Server shall support one MSO System with five (5) or more Satellite Sites. Subject to the limitations of the computer hardware and operating system. Customer may Serialize up to [*] Satellite Sites on any single MSO System for version
                  9.01 of THE MEDICAL MANAGER software. THE MEDICAL MANAGER version 9.01 will enable Customer to Serialize up to [*] Satellite Sites on any single MSO System. The system can be expanded to include multiple servers working in conjunction to provide a flexible application environment for the MSO system.[*]

         (c) Each Satellite Site will serve one medical practice, with one or more locations.

         (d) Each MSO System shall be Serialized under a name determined by Customer with the Optional Modules set forth in Exhibit A, and with the sum total of Users contained in each of the Satellite Sites on the subject File Server.

         (e) Each Satellite Site shall be Serialized for the individual practice name it serves, with the same Optional Modules contained on the MSO System.

SECTION 3.04 DELIVERABLES. Upon the execution of this Agreement, Licensor agrees to deliver to Customer the number of published copies of the Documentation set forth in Exhibit A. Additional bound, published copies of the Documentation may be acquired by Customer from Licensor at Licensor's then current price.

SECTION 3.05 SALES TAX. Customer covenants and agrees to pay any and all applicable sales taxes, duties, tariffs, or other assessments levied by or on behalf of any taxing authority having jurisdiction over Client relating to any transaction contemplated by this Agreement.

SECTION 3.06 UPDATES AND UPGRADES. The terms and conditions of this Agreement shall apply to all Software and Documentation provided by Licensor to Customer subsequent to the Effective Date, including without limitation, Maintenance Modifications, new Optional Modules, New Versions, New Products, custom programming, and all derivative works of such Software and Documentation, provided, however, that New Products shall be subject to the then current license agreement for such New Product. Upon the issuance of a new Serialization for any Customer installation, the previously issued license for that installation shall terminate.

SECTION 3.07 UNAUTHORIZED USE. Any use of the Software which is not in compliance with the terms and conditions of this Agreement is unauthorized and prohibited. In the event Customer learns of any unauthorized use of the Software, Customer agrees to use all reasonable efforts to terminate such unauthorized use and to immediately notify Licensor in writing of such violation. Customer agrees to communicate the terms and conditions of the license granted herein to all of Customer's agents and employees who may come in contact with the Software, and to ensure that such agents and employees comply with the restrictions contained herein.

                                    IV. TITLE

SECTION 4.01 TITLE TO SOFTWARE. Title to all copies of the Software and Documentation, including Maintenance Modifications, new Optional Modules, New Versions, New Products, custom programming, and all derivative works, shall at all times remain and vest solely with the author of the Software, R&D. Customer agrees that it will not claim or assert title to any such materials or attempt to transfer any title to any third party.

SECTION 4.02 WARRANTY OF TITLE. Licensor warrants and represents that it has the right to license or sublicense the Software to Customer without violating any rights of any third party.

SECTION 4.03 TRANSFER OF SOFTWARE. Customer understands and agrees that it may not act as a reseller or sell, assign, sub-license, or otherwise transfer the Software or the license granted herein to any third party.

                              V. LIMITED WARRANTIES

SECTION 5.01 LIMITED WARRANTY. Licensor hereby warrants that, for a period of six (6) months from the date the Serialization for each MSO System is first installed on the Customer's File Server (the "Warranty Period"), that the Software shall substantially perform in accordance with the related Documentation, but Licensor does not warrant that the operation of the Software shall be Error-free or uninterrupted. Customer shall promptly notify Licensor in writing of the nature of the perceived Software defect(s) which causes the Software not to perform substantially in accordance with the related Documentation, and specifically describe the conditions under which the perceived defect occurs. Customer shall provide Licensor with sufficient test time and support to duplicate the problem, to verify that the problem is with the Software, and to confirm that the problem has been corrected. Should any component of the Software fail to perform substantially in accordance with the related Documentation during the Warranty Period, Licensor shall at its expense, correct the defect(s) by bringing the performance of the Software into substantial compliance with the related Documentation. Should Licensor be unable to correct such defect, then Customer's exclusive remedy for the failure of the Software to substantially conform with the Documentation shall be to return such affected software product to Licensor within the Warranty Period, whereupon Licensor, at its sole option, shall either provide Customer with software that conforms to the Documentation or refund the license fee for such affected software product. In the event such non-conformity is found in a New Version or New Product, then any refund shall be based upon the license fee for such New Version or New Product, if any. Prior to the issuance of any refund, Customer shall destroy or deliver to Licensor any and all copies of the affected software product, including any copies contained in any memory device under Customer's control, and shall warrant that all such copies have been delivered to Licensor or destroyed. Upon the issuance of a refund to Customer, the license to such affected software product granted herein shall terminate.

THE FOREGOING WARRANTIES ARE FOR CUSTOMER'S EXCLUSIVE BENEFIT AND ARE NONTRANSFERABLE. THE FOREGOING WILL BE CUSTOMER'S EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY BY LICENSOR OR R&D. LICENSOR AND R&D DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES AS TO THE SOFTWARE OR ANY PRODUCTS, SERVICES OR OTHER SOFTWARE FURNISHED HEREUNDER, THEIR QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. THERE IS NO WARRANTY BY LICENSOR OR R&D THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS, GOVERNMENTAL REGULATIONS OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. CUSTOMER ASSUMES ALL RESPONSIBILITY FOR THE SELECTION OF THE SOFTWARE TO ACHIEVE CUSTOMER'S INTENDED RESULTS, AND FOR THE INSTALLATION, USE AND RESULTS OBTAINED FROM SUCH INSTALLATION AND USE.

EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10.01 BELOW, IN NO EVENT WILL LICENSOR OR R&D BE LIABLE FOR ANY DIRECT, INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, OR OTHER SIMILAR DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE EXISTENCE, FURNISHING, FAILURE TO FURNISH OR USE OF THE SOFTWARE, PRODUCTS, OR SERVICES FURNISHED HEREUNDER, INCLUDING ANY RELATED THIRD PARTY SOFTWARE, PRODUCT OR SERVICE, WHETHER OR NOT LICENSOR OR R&D HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE ABSOLUTE LIABILITY OF LICENSOR AND R&D SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL FEES PAID TO LICENSOR BY CUSTOMER FOR THE SOFTWARE.

SECTION 5.02 THIRD PARTY INTERFACES. The Software may include the ability to electronically interface directly with one or more third party products or services. Customer understands and agrees that, THE MEDICAL MANAGER interface software is part of the Software, but (i) such third party products and services are not part of the Software, (ii) Licensor makes no warranties or representations of any kind with respect to such third party products and services, and (iii) Customer assumes all risk of loss arising from the use of such third party products. The license to use any Optional Module which is a third party interface shall immediately terminate without further notice or obligation of Licensor upon termination of Customer's or Licensor's agreement with such third party.

SECTION 5.03 DATA MERGE OPTION. The DML Option permits the Software to run custom applications written by Licensor and authorized DML Developers. Customer understands and agrees that DML programs, except for such programs written entirely by R&D, may alter the normal operation of the Software and thereby void the limited warranty set forth in Section 5.01 herein. Customer further agrees to use such DML programs at its own risk and hereby indemnifies and holds Licensor harmless from and against any claims arising from Customer's use of such programs. Any DML code supplied by MMMW is fully warranted.

SECTION 5.04 LIMITATION OF ACTIONS. No action arising or resulting from this Agreement, regardless of its form, may be brought by any party more than one (1) year after expiration of the warranty on the affected Software as set forth in
Section 5.01 above.

                                 VI. SOURCE CODE

SECTION 6.01 SOURCE CODE. Nothing contained herein shall be construed as a grant of the copyright or other proprietary rights in Licensor's products or services, including without limitation the Software. Customer agrees that it shall not modify reverse engineer, translate or disassemble the Software, or prepare or develop any derivative works thereof. Customer acknowledges and agrees that the Source Code is a trade secret of R&D and that Customer is expressly prohibited from altering the Source Code in any way, or soliciting another to do so.

SECTION 6.02 SOURCE CODE DEPOSIT. The magnetic tapes containing the Source Code have been deposited with the law firm of Cobb, Cole & Bell, P.A., 150 Magnolia Avenue, Daytona Beach, Florida 32115, in accordance with the Source Code Deposit Agreement attached hereto as Exhibit B.

SECTION 6.03 [*]. Customer understands and agrees that [*] owns complete right, title and interest in the [*] (the "Executable Server"), and that Customer is licensed only to use the Executable Server. Customer agrees not to distribute and/or transfer the Executable Server (whether alone or in conjunction with any other products) to any third party. Customer shall not distribute and/or transfer to any third party any program whose main purpose is to cause an Executable Server to perform its storage and retrieval operations.

SECTION 6.04 COMPUTER VIRUSES. Licensor agrees that it shall take reasonable precautions to ensure that at the time the Master Tape is provided to Customer it is free of any concealed program code which has been intentionally and surreptitiously created by a third party for the purpose of damaging or destroying data files or computer equipment. Licensor agrees the Software will not deactivate itself without the control of a person operating the computing equipment on which it resides.

SECTION 6.05 MILLENNIUM COMPLIANCE. Version 9.01 of The Medical Manager software shall be year 2000 compliant to include (I) calculations using a four digit year. (specifically including, without limitation, the year 2000 and following);
(ii) functionality for on-line and batch processing including, but not limited to, entry, inquiry, maintenance and update support four-digit year processing;
(iii) interfaces and reports support four-year digit year processing; (iv) translation into year 2000 with the correct system data ( e.g. 1/ 1/2000) without human intervention; (v) processing with a four-year digit year after transition to and beyond the year 2000 without human intervention; (vi) providing correct results in forward and backwards data calculations spanning century boundaries.

                     VII. SUPPORT MAINTENANCE AND SERVICES

SECTION 7.01 TRAINING. During the term of this Agreement, Licensor shall provide to Customer initial training services at the then current initial training rates, as described in Exhibit A. Licensor agrees to provide additional training on the use of the Software to Customer's central support staff at Licensor's facilities, at the then current training rates. Additionally, if the training is to be held at a location requiring travel, Customer agrees to reimburse Licensor for reasonable expenses of travel, food and lodging. Customer agrees that all requests for training shall clearly specify the type of training desired and shall be scheduled a reasonable time in advance.

SECTION 7.02 SOFTWARE MAINTENANCE. During the term of this Agreement and subject to Customer's payment of the maintenance fees described on Exhibit A hereto, Licensor agrees to provide Customer's central administration support staff with one copy of all published Maintenance Modifications in the form of individual update diskettes or a new Master Tape for each operating system version of the Software licensed to Customer. Customer understands and agrees that Maintenance Modifications which correct Software Errors shall be provided only on the then current version of the Software. MMMW will support two prior versions of The Medical Manager system.

SECTION 7.03 SOFTWARE VERSION MAINTENANCE. Customer agrees to pay the annual "Software Version Maintenance Fee" described in Exhibit A hereto, which will entitle Customer to receive all New Versions of the Software when released by Licensor. Customer understands and agrees that such Software Version Maintenance Fee must be paid in advance as invoiced by Licensor. Failure of Customer to timely remit payment for the New Version Maintenance Fee shall terminate Licensor's obligation to provide New Versions to Customer.

SECTION 7.04 SUPPORT SERVICES. During the term of this Agreement, and subject to Customer's payment of the maintenance fees described on Exhibit A hereto, during Normal Business and Support Hours, Licensor shall provide to a staff of key Customer employees, who are highly trained and experienced in THE MEDICAL MANAGER software, voice and/or modem (if requested) telephone consultation and support. Customer shall provide and maintain a list of key Customer employees who are authorized to contact Licensor for support. (A grace period of 6 months is granted for MTS to complete operations structure.) If a system is not able to be on-line after hours, on-site help will be made available.

SECTION 7.05 MAINTENANCE FEES. In consideration of the software maintenance and support services described in Sections 7.02 and 7.04, Customer agrees to pay to Licensor an annual support maintenance fee at the then current support maintenance rate as set forth in Exhibit A. The support maintenance fee is payable in advance on the first day of each month, based upon the Software and number of Users which have been serialized as of the first day of such month.

                      VIII. CONFIDENTIALITY OF INFORMATION

Licensor may disclose information to Customer concerning its confidential business information, inventions, confidential know-how and trade secrets. Such confidential business information, inventions, confidential know-how and trade secrets disclosed hereunder shall remain the sole property of Licensor and/or R&D, and Customer shall have no interest or right with respect thereto. Except as expressly set forth herein, Customer agrees that it shall not use or commercially exploit any such confidential information without the express prior written consent of Licensor. Among other things, the Source Code for R&D's software, R&D's internal developmental documents, preliminary Object Code, any test copies of the Software, the Data Merge Language, the GenDML routine, any Data Merge programs written in whole or in part by R&D, any derivative works, EMC Formats, ERS Formats, prices and/or discounts are all regarded as confidential information by Licensor. Customer covenants and agrees that, during the term of this Agreement and for a period of three (3) years after termination, it shall use all reasonable efforts to protect Licensor's and R&D's trade secrets and the proprietary aspects of THE MEDICAL MANAGER products from unauthorized disclosure and use, including but not limited to the confidential information described herein.

Customer may disclose information to Licensor concerning its confidential business information, confidential patient records, inventions, confidential know-how and trade secrets. Such confidential business information, inventions, confidential know-how and trade secrets disclosed hereunder shall remain the sole property of Customer, and Licensor shall have no interest or right with respect thereto. Except as expressly set forth herein, Licensor agrees that it shall not use or commercially exploit any such confidential information without the express prior written consent of Customer. Licensor covenants and agrees that, during the term of this Agreement and for a period of three (3) years after termination, it shall use all reasonable efforts to protect Customer's trade secrets and confidential materials from unauthorized disclosure and use.

Any party may bring an action in a court of competent jurisdiction to enjoin another party from violating this provision, and/or to obtain damages for the breach thereof. In the event such action is brought by a party hereto, the prevailing party shall be entitled to an award of reasonable attorneys' fees, including appellate fees.

The obligation of this Article VIII shall terminate with respect to confidential information when the party receiving such confidential information (the "Recipient") can document that the information:

         (a) was in the public domain at the time the disclosing party (the "Discloser") communicated such information to the Recipient;

         (b) entered the public domain through no fault of the Recipient subsequent to the time of the Discloser's communication thereof to the Recipient;

         (c) was in the Recipient's possession free of any obligation of confidence at the time of the Discloser's communication thereof to the Recipient;

         (d) was rightfully communicated to the Recipient by a third party free of any obligation of confidence subsequent to the time of the Discloser's communication thereof to the Recipient,

         (e) was developed by employees or agents of the Recipient independently of and without any reference to any information that the Discloser has disclosed in confidence to any third party; or

         (f) was required pursuant to applicable law, provided that the Recipient uses reasonable efforts to allow the Discloser an opportunity to resist such communication or seek a protective order.

                IX. LIMITATION OF REPRESENTATIONS AND USE OF NAME

Customer agrees to make no representations concerning the Software except as set forth in the printed Documentation furnished to Customer by Licensor. Customer shall not reproduce, reference, distribute, or utilize any trade name or trademark of Licensor and/or R&D, except solely for purposes of identifying Licensor's products and software, without the prior written approval of Licensor. Each party agrees to submit to the other party for approval, prior to use, distribution, or disclosure, any advertising, promotion, or publicity in which the trade names or trademarks of the other party are used, or which is otherwise undertaken pursuant to this Agreement.

                               X. INDEMNIFICATION

SECTION 10.01 INDEMNIFICATION BY LICENSOR. Licensor shall indemnify Customer against the liabilities and costs, including reasonable attorneys' fees based upon defending any claim or suit arising from the alleged infringement by THE MEDICAL MANAGER Software of any registered United States copyright or trademark, or the trade secret rights of a third party, provided Customer promptly notifies Licensor in writing of the suit or any claim of infringement and that Licensor is permitted to control fully the defense and settlement of any claim or suit. Customer shall have the right, at its own expense, to appear through counsel of its own choosing. Licensor shall have the right, in its sole discretion, to settle any such claim or suit. If an infringement claim is asserted, or if Licensor believes one likely, Licensor will have the right but not the obligation to (a) procure a license for Customer from the party claiming or likely to claim infringement, or (b) modify the Software to avoid the claim of infringement so long as such modification does not materially impair the operation of the Software. Licensor shall have no obligation hereunder for or with respect to claims, actions, or demands alleging infringement which arise by reason of combination of non-infringing items with any items which are not Software. THE FOREGOING IS LICENSOR'S EXCLUSIVE OBLIGATION WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND.

SECTION 10.02 INDEMNIFICATION BY CUSTOMER. Customer hereby indemnifies and holds harmless Licensor from and against any and all claims, actions, or demands arising with respect to any use or misuse of the Software or any Customer Products with the sole exception of those matters for which Licensor bears responsibility under Section 10.01 herein.

SECTION 10.03 SALES TAX. Customer covenants and agrees that it shall indemnify and hold harmless Licensor from and against any sales taxes, duties, tariffs, or other assessments levied by or on behalf of any taxing jurisdiction or entity relating to any transaction contemplated by this Agreement.

SECTION 10.04 NOTICE REQUIRED. The foregoing indemnities are conditioned on prompt written notice of any claim, action, or demand for which indemnity is claimed, complete control of the defense and settlement thereof by the indemnifying party, and cooperation of the other party in such defense.

                            XI. TERM AND TERMINATION

SECTION 11.01 TERM. This Agreement shall commence as of the Effective Date and shall continue until terminated as set forth herein.

SECTION 11.02 TERMINATION BY LICENSOR. Licensor may terminate this Agreement upon forty five (45) days notice in the event one or more of the following occurs and, if capable of being cured, is not cured within such forty five (45) day cure period:

         (a) The failure of Customer at any time to timely make any payment required herein (Payment is considered late if not paid with in thirty (30) days of the invoice date);

         (b) The failure of Customer to protect Licensor's proprietary rights in the Software as set forth in this Agreement; or

         (c) The failure of Customer to cure a breach of a material term of this Agreement.

SECTION 11.03 TERMINATION BY CUSTOMER. Customer may terminate this Agreement in the event Licensor fails to cure a breach of a material term of this Agreement within forty five (45) days after receiving written notice thereof from Customer.

SECTION 11.04 INSOLVENCY. Should any party admit in writing its inability to pay its debts generally as they become due, or make a general assignment for the benefit of creditors, or institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it, or be adjudicated by a court of competent jurisdiction as bankrupt or insolvent; or should any party seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or should any party have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs, then the other party may, at its option and without notice, terminate this Agreement, effective immediately.

SECTION 11.05 EFFECT OF TERMINATION. Termination of this Agreement shall not relieve any party of the obligations incurred hereunder pursuant to Article IV (Title), Article V (Limited Warranties), Article VI (Source Code), Article VIII (Confidentiality of Information), Article X (Indemnification), Section 11.05 (Effect of Termination), Section 11.06 (Use of Software After Termination), and
Article XII (Arbitration), which provisions shall survive such termination. Upon termination of this Agreement, any and all amounts or fees due under this Agreement or otherwise due to Licensor shall immediately be paid in full without further demand by Licensor.

SECTION 11.06 USE OF SOFTWARE AFTER TERMINATION. Customer's license to use the Software Serialized prior to termination, shall survive termination of this Agreement and shall continue in full force and effect under the terms and conditions of the then current license agreement for THE MEDICAL MANAGER software, unless termination is pursuant to Section 11.02, 11.03, 11.04, or based upon a violation of Section 3.01 (Grant of License), Section 3.02 (Licensed Configuration), or any other violation of Licensor's intellectual property rights whereupon Customer's right and license to use the Software shall immediately terminate.

                                XII. ARBITRATION

Any controversy or claim arising out of or relating to this contract or breach thereof, except as specifically set forth in Article VIII hereof, shall be submitted to arbitration by giving written notice to that effect to the other parties.

         (a) Within ten (10) days after delivery of such written notice, each party shall designate one arbitrator each of whom shall be knowledgeable in the computer software industry. The two arbitrators so named shall designate a third arbitrator, who shall be an attorney knowledgeable in the computer software industry to act as the head arbitrator. Should the partisan arbitrators be unable to agree upon a third arbitrator, then the third arbitrator shall be named by a Judge of a United States District Court, upon the application of either party; provided, however, that such selection shall be made solely on the basis of the arbitrator's knowledge of the computer software industry.

         (b) The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association. The first and third week of arbitration shall be conducted in South Bend, Indiana and the second and fourth week, if necessary, shall be conducted in South Bend, Indiana. Other locations may be selected upon the unanimous agreement of the parties hereto.

         (c) In connection with the arbitration, the arbitrators shall, at the request of either party, direct that discovery be provided. In the event information of a confidential nature is obtained by either party during discovery, the other party shall not disclose such information to any third party and shall take all steps reasonably necessary for the protection of any such information.

         (d) In rendering their decision and award, the arbitrators shall not add to, nor subtract from or otherwise modify the provisions of this Agreement, but rather shall be bound thereby. Each party shall bear its own costs and expenses in connection with the arbitration and the costs and expenses of the arbitrators shall be borne equally. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

                         XIII. MISCELLANEOUS PROVISIONS

SECTION 13.01 ENTIRE AGREEMENT. Each of the parties hereto acknowledges that it read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive state of Agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating thereto. This Agreement may be amended only by a writing that refers to this Agreement and is signed by both parties.

SECTION 13.02 FORCE MAJEURE. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, or any other cause beyond the reasonable control and without the fault or negligence of the party invoking this provision, and if such party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other party, then the affected party's performance shall be excused for the period of delay or inability to perform due to such occurrence.

SECTION 13.03 NO IMPLIED RIGHTS. Except for any licenses and immunities that are expressly granted by this Agreement, nothing in this Agreement or course of dealing between the parties will be deemed to create a license from any party to the other of any intellectual property right, whether by estoppel, implication, or otherwise.

SECTION 13.04 ASSIGNMENT. Customer represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party. Neither party may assign or delegate this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld, except that either party may assign this Agreement without the other party's consent to a parent, affiliate, subsidiary, successor in interest, or in connection with an acquisition, merger, or sale of substantially all assets of a party which does not materially and adversely affect its business activities or its abilities to carry out its obligations under this Agreement.

SECTION 13.05 SEVERANCE. If any provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions hereof shall not be affected.

SECTION 13.06 REFORMATION. To the extent that any provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, a court of competent jurisdiction may modify such provision to achieve a provision that is consistent with the parties' intent.

SECTION 13.07 WAIVER. Except as specifically provided herein, neither party shall by mere lapse of time without giving notice or taking other action hereunder be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Furthermore, the waiver by either party of a particular breach of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement.

SECTION 13.08 HEADINGS. The headings of paragraphs hereof are for the purpose of reference only and shall not limit or otherwise affect any of the terms or provisions hereof

SECTION 13.09 PARTIES BOUND. This Agreement shall bind and inure to the benefit of the parties hereto, and their respective successors, subsidiaries and authorized assigns.

SECTION 13.10 INTERPRETATION. The parties hereto acknowledge and agree that they have each had the benefit of counsel and have participated in the drafting of this Agreement. Therefore, the rule of law which provides that, if an ambiguity is found to exist in an agreement, the ambiguity is construed against the party who drafted the agreement, shall not apply to the interpretation of this Agreement.

SECTION 13.11 NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective one (1) day after deposit with a nationally-recognized overnight carrier, or five (5) days after deposit in the U.S. mail as certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at the address noted above, unless by such notice a different address shall have been designated in writing.

SECTION 13.12 GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Indiana without regard to conflict of laws principles.

IN WITNESS WHEREOF, the parties have caused the Agreement to be duly executed by their authorized representatives as set forth below.

CUSTOMER                                LICENSOR
MTS, Inc.                               Medical Manager Midwest, Inc.

By: /s/ Illegible                      By: /s/ Illegible
   --------------------------------        --------------------------------

Company: MTS                            Company: MMMW
        ---------------------------             ---------------------------

Date: Mar. 4, 1998                      Date: 3-5-98
     ------------------------------          ------------------------------

Contingent upon lease approval as discussed with Tom Liddel